AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT dated as of May 4, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter, this “Agreement”), is entered into by and between Columbia Laboratories, Inc., a Delaware corporation having its corporate offices at 354 Eisenhower Parkway, Livingston, New Jersey 07039 (the “Company”), and Frank C. Condella, Jr. (“Executive”).

WITNESSETH:

WHEREAS, Executive was elected Interim Chief Executive Officer of the Company on December 11, 2009, to be effective as of December 15, 2009 and entered into an Employment Agreement effective December 15, 2009 (the “Prior Employment Agreement”); and

WHEREAS, the Company wishes to continue to employ Executive as President and Chief Executive Officer and delete the designation “Interim” from such title on the terms and conditions set forth in this Agreement; and

WHEREAS, the Company and Executive desire to enter into this Agreement to amend and restate the Prior Employment Agreement;

NOW THEREFORE, in consideration of the mutual promises and undertakings hereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. At-will

.  Executive’s employment is “at will.”  Either the Executive or the Company may terminate the Executive’s employment with the Company at any time, upon 30 days’ notice, and for any or no reason.  Nothing in this Agreement or in any other statement shall be interpreted to be in conflict with or to eliminate or modify in any way the employment-at-will status of the Executive.

2. Title; Duties

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(a) Executive shall be the President and Chief Executive Officer of the Company.  Executive will perform duties customarily associated with such position, including, but not limited to, duties relating to the overall management of the development, testing, registration, manufacturing, licensing, marketing and selling of pharmaceutical products for the Company and its affiliates, and such other duties commensurate with the job description as may be assigned to him from time to time by the Board of Directors of the Company (the “Board”) or its designee.  Executive shall have an office at the Company’s headquarters located in Livingston, New Jersey, but he may also conduct the Company’s business from an office near his home in Massachusetts which will be provided by the Company.  Executive will not be required to relocate to the Livingston, New Jersey area.  Executive will report to the Company’s Board in accordance with applicable law, the Company’s by-laws, and otherwise as reasonably necessary to keep the Board apprised of material business issues.

(b) Except as provided in the following sentence, Executive agrees to devote his entire business time and attention to the performance of his duties under this Agreement.  The Company acknowledges that Executive currently serves as a director and the Chairman of SkyePharma PLC and also serves as a director of Fulcrum Pharma plc.  Executive may spend such time as is reasonably necessary to continue to perform his duties in such capacities.  In addition, Executive may serve on such other boards as the Board may approve.  He shall perform his duties for the Company to the best of his ability and shall use his best efforts to further the interests of the Company.  Executive shall perform his duties and will be required to travel as reasonably necessary to perform the services required of him under this Agreement.  Executive represents and warrants to the Company that he is able to enter into this Agreement and that his ability to enter into this Agreement and to fully perform his duties hereunder are not limited to or restricted by any agreements or understandings between Executive and any other person.  For the purposes of this Agreement, the term “person” means any natural person, corporation, partnership, limited liability partnership, limited liability company, or any other entity of any nature.  Neither the Company nor Executive is currently aware of any conflict of interest that might exist as a result of Executive’s involvement with SkyePharma PLC and Fulcrum Pharma plc.

(c) Executive will observe the reasonable rules, regulations, policies and/or procedures which the Company may now or hereafter establish governing the conduct of its business, except to the extent that any such rules, regulations, policies and/or procedures may be inconsistent with the terms of this Agreement, in which case the terms of this Agreement shall control.  The Company acknowledges and agrees that notwithstanding any provisions of this Agreement (including, but not limited to, the provisions of Exhibit A) or any provision of any statute, rule, regulation, policy and/or procedures, Executive shall not be under any obligation to and shall not (i) use in the performance of his duties hereunder; nor (ii) disclose to Company, any confidential or proprietary information he has acquired or acquires as a result of his position as a director and/or chairman of Skyepharma PLC or as a director of Fulcrum Pharma plc, whether or not such information may be of relevance or value to the Company and Executive shall have no liability of any nature for failing to do so.

3. Employment Contract

.  The Company and Executive acknowledge that the terms of his employment are set forth in this Agreement.  If Executive’s employment terminates for any reason, Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided in this Agreement.

4. Compensation

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(a) Subject to tax withholdings and other legally required deductions, effective May 1, 2010, the Company will pay Executive an annual base compensation of $325,000 per year to be paid in accordance with the Company’s normal payroll practices during the term of this Agreement (“Base Salary”).

(b) Executive shall be eligible for an annual performance based bonus at the end of each calendar year, commencing with the calendar year ending December 31, 2010, so long as Executive remains employed by the Company, as determined by the Board of Directors.  The Board has set performance goals for the calendar year 2010 and shall set performance goals during the early part each subsequent year.  Executive shall be entitled to a target bonus equal to 70% of his Base Salary if, in the judgment of the Board, he has met the performance goals.  Notwithstanding the execution date of this Agreement, the determination of Executive’s annual performance bonus for calendar year 2010 shall be based on the period from January 1, 2010 through December 31, 2010.  If, in the judgment of the Board, Executive has substantially exceeded such performance goals, the Board may increase such performance bonus to an amount up to 105% of Executive’s Base Salary.  The amount of such performance bonus will be payable one-half in cash which will be available to the Executive immediately upon payment, and one-half in restricted stock, which will vest one year after it is paid.  The bonus, if earned, will be paid no later than March 15 of the year following the year in which the bonus is earned.  The performance goals for the first calendar year in which  this Agreement is effective shall be set by the Board at the time the Agreement takes effect, and the performance goals for subsequent calendar years shall be set no later than January 31 of the year for which the target performance goal is to be measured.

(c) The Company and the Executive agree that the Executive’s participation in the Company’s long-term incentive compensation plans is intended to provide the Executive with a significant portion of his overall compensation derived from his employment by the Company, separate and apart from his Base Salary and annual bonus. Consistent with this intent, Executive shall be eligible to participate in any long-term incentive plans that are generally available to executive level employees of the Company, and at a level commensurate with the Executive’s position with the Company and consistent with compensation levels at companies comparable to the Company in the marketplace.

5. Benefits

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(a) Subject to clause (c) below, Executive and his dependents shall be eligible, at the Executive’s option, to participate in all employee benefits plans, policies and programs that are available to executive level employees of the Company.

(b) Executive shall be entitled to four weeks of paid vacation each year.

(c) Executive shall be entitled to a non-accountable payment of $2,000 per month in lieu of his receiving group medical, dental and vision benefits which are available to other executive employees; provided, however, if Executive elects to participate in such plans Executive shall no longer be entitled to such $2,000 monthly payment.  In addition, Executive shall be entitled to reimbursement for reasonable business expenses for travel and entertainment incurred on behalf of the Company and other business-related expenses, if approved by the senior independent member of the Company’s Board of Directors, in each case, upon submission of itemized receipts for such expenses.

6. Termination Upon Death

.  Executive’s employment shall terminate immediately upon his death.

7. Compensation Upon Termination

.

(a) Subject to Section 7(e), if Executive’s employment is terminated by the Executive’s death or resignation or if Executive is terminated with or without Cause, Executive shall be entitled to receive:

(i)	the Base Salary through the effective date of termination together with any accrued but unused vacation pay; and

(ii)	the pro-rated portion of the $2,000 monthly expense allowance through the effective date of termination.

In addition, any restricted stock earned as part of Executive’s annual performance bonus for the prior calendar year, which remains unvested at the date of such termination shall vest immediately upon termination in the case of the Executive’s death or termination without Cause. Any long-term incentive award to the Executive which remains unvested at the date of such termination shall vest,  in the case of termination without Cause, upon the execution by Executive of a release of the Company which the Company shall present to Executive and which Executive shall sign no later than 30 days after the date of termination and such award, as well as previously vested awards, shall be exercisable for 180 days after the date of termination.

(b) For the purposes of clause (a) above, “Cause” shall mean (i) willful misconduct by the Executive which is seriously harmful to the Company’s current and lawful business interests, (ii) Executive’s conviction of a felony or misdemeanor, or (iii) Executive’s refusal to carry out the directives of the Board of Directors.

(c) Subject to Section 7(e), Executive may terminate his employment hereunder with Good Reason as defined below at any time, upon 30 days’ notice to the Company. In the event Executive terminates his employment with Good Reason, the Company shall pay to Executive:

(i)	the Base Salary through the effective date of termination together with any accrued but unused vacation pay; and

(ii)	the pro-rated portion of the $2,000 monthly expense allowance through the effective date of termination.

In addition, any restricted stock earned as part of Executive’s annual performance bonus for the prior calendar year, which remains unvested at the date of such termination shall vest immediately upon termination pursuant to this Paragraph 7(c). Any long-term incentive award to the Executive which remains unvested at the date of such termination shall vest, in the case of resignation for Good Reason, upon the execution by Executive of a release of the Company which the Company shall present to Executive and which Executive shall sign no later than 30 days after the date of termination and such award, as well as previously vested awards, shall be exercisable for 180 days after the date of termination.

(d) For the purposes of clause (c) above, “Good Reason” shall mean (I) the failure of the Company to comply with any material provision of this Agreement, including but not limited to Paragraphs 2(a), 4 and 5 above,  or (II) a material reduction in the Executive’s job duties or responsibilities, or (III) a change in Executive’s job title, or (IV) a change in Executive’s reporting relationship to the Board of Directors, or (V) a material diminution in Executive’s status within the Company, and the Company has not cured such failure within 30 days after written notice of such noncompliance has been given by Executive to the Company, or if such failure is not capable of being cured in such time, a cure shall not have been diligently initiated by the Company within such 30 calendar day period and the Company shall not have cured such failure within 60 calendar days thereafter.

(e) If Executive is terminated without Cause or resigns for Good Reason within six months after a Change of Control as defined below, the Company shall pay to Executive:

(i)	the Base Salary through the effective date of termination together with any accrued but unused vacation pay; and

(ii)	the pro-rated portion of the $2,000 monthly expense allowance through the effective date of termination.

In addition, any restricted stock earned as part of Executive’s annual performance bonus for the prior calendar year, which remains unvested at the date of such termination shall vest immediately upon termination pursuant to this Paragraph 7(e). Any long-term incentive award to the Executive which remains unvested at the date of such termination shall vest upon the execution by Executive of a release of the Company which the Company shall present to Executive and which Executive shall sign no later than 30 days after the date of termination and such award, as well as previously vested awards, shall be exercisable for 180 days after the date of termination.  Further, the Company shall pay to Executive an additional six months of his final Base Salary which shall be paid to him consistent with the Company’s normal payroll cycle and commencing immediately after his termination, subject to Paragraph 7(g).  Such payment shall be made upon execution by Executive of a release of the Company which the Company shall present to Executive and which Executive shall sign no later than 30 days after the date of resignation or termination.  Executive shall not be entitled to any annual performance bonus for the year in which such resignation or termination occurs.

(f) For the purposes of clause (e) above, a “Change of Control” shall occur if an entity, or a group of entities acting together, acquires control of 50% or more of the Company’s voting securities with the power to elect a majority of the Board of Directors.

(g) Notwithstanding anything contained herein to the contrary, all payments and benefits under this Paragraph 7 shall be paid or provided only at the time of a termination of the Executive's employment that constitutes a "separation from service" from the Company within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations and guidance promulgated thereunder (determined after applying the presumptions set forth in Treas. Reg. Section 1.409A-1(h)(1)).  Further, if the Executive is a "specified employee" as such term is defined under Section 409A of the Code, any payments described in this Paragraph 7 shall be delayed for a period of six (6) months following the Executive's separation from service to the extent and up to the amount necessary to ensure such payments are not subject to the penalties and interest under Section 409A of the Code.

8. No Competition

9. .  Executive agrees that during the period of his employment by the Company and for a period of one year after the termination of his employment, Executive will not, without the Company’s prior written consent, engage in any employment or other activity for any person, company or entity engaged in any business that is directly competitive with products that the Company is either developing or marketing at the time of the Executive’s termination of employment,  other than such services as Executive might perform as a director of SkyePharma PLC, Fulcrum Pharma plc and any other board memberships approved by the Board pursuant to Section 2(b) hereof.

9. Confidentiality

.  In connection with the Prior Employment Agreement, Executive had entered into the Employee Proprietary Information Agreement between the Company and Executive (the “EPIA”).  The EPIA is hereby amended and restated and, as amended, is attached hereto as Exhibit A.  Such agreement will become effective concurrently with this Agreement.

10. Cooperation

.  Executive agrees to cooperate on a reasonable basis in the truthful and honest prosecution and/or defense of any claim in which the Company, its affiliates, and/or its subsidiaries may have an interest (subject to reasonable limitations concerning time and place), which may include without limitation making himself available on a mutually agreed, reasonable basis to participate in any proceeding involving the Company, its affiliates, and/or its subsidiaries, allowing himself to be interviewed by representatives of the Company, its affiliates, and/or its subsidiaries without asserting or claiming any privilege against the Company, its affiliates, and/or its subsidiaries, appearing for depositions and testimony without requiring a subpoena and without asserting or claiming any privilege against the Company, its affiliates, and/or its subsidiaries, and producing and/or providing any documents or names of other persons with relevant information without asserting or claiming any privilege against the Company, its affiliates, and/or its subsidiaries; provided that, if such services are required after termination of this Agreement, the Company, its affiliates, and/or its subsidiaries shall provide Executive with reasonable compensation for the time actually expended in such endeavors and shall pay his reasonable expenses incurred at the prior and specific request of the Company, its affiliates, and/or its subsidiaries.

11. Remedies

.  Executive acknowledges and agrees that the Company’s remedy at law for a breach or threatened breach of the provisions of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by Executive of any provision of this Agreement, it is agreed that, in addition to any available remedy at law, the Company shall be entitled to, without posting any bond, specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable relief or remedy which may then be available; provided, however, nothing herein shall be deemed to relieve the Company of its burden to prove grounds warranting such relief nor preclude Executive from contesting such grounds or facts in support thereof.  Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach thereof.

12. Applicable Laws and Consent to Jurisdiction

.  The validity, construction, interpretation, and enforceability of this Agreement shall be determined and governed by the laws of the State of New Jersey without giving effect to the principles of conflicts of law.  For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction of, and agree that such litigation shall be conducted in, any state or federal court located in the State of New Jersey.

13. Severability

.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.  The parties agree that the covenants set forth herein are reasonable.  Without limiting the foregoing, it is the intent of the parties that the covenants set forth herein be enforced to the maximum degree permitted by applicable law.  As such, the parties ask that if any court of competent jurisdiction were to consider any provisions of this Agreement to be overly broad based on the circumstances at the time enforcement is requested, that such court “blue pencil” the provision and enforce the provision to the full extent that such court deems it to be reasonable in scope.

14. Miscellaneous; Waiver

.  The Indemnification Agreement dated as of March 10, 2009 between the Company and Executive and all of Executive’s rights under Paragraph 4(b) of the Employment Agreement between the Company and the Executive dated December 11, 2009, shall remain in full force and effect as if incorporated into this Agreement in their  entirety. Other than the Indemnification Agreement and Paragraph 4(b) of the Employment Agreement dated December 11, 2009, this Agreement supersedes any and all prior agreements between the Company and Executive.  This Agreement shall not be amended or added to except in a writing signed by the Company and Executive.  Executive understands that he may not assign his duties and obligations under this Agreement to any other party and that the Company may, at any time and without further action by or the consent of Executive, assign this Agreement to any of its affiliated companies.

15. Counterparts

.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

16. Successors and Assigns

.  This Agreement shall be binding on the successors and heirs of Executive and shall inure to the benefit of the successors and assigns of the Company.

17. Notices

.  Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by registered or certified mail, postage prepaid, with return receipt requested, addressed:  (a) in the case of the Company, to Columbia Laboratories, Inc., 354 Eisenhower Parkway, Livingston, New Jersey 07039, attn.:  General Counsel, and (b) in the case of Executive, to Executive’s last known address as reflected in the Company’s records, or to such other address as Executive shall designate by written notice to the Company.  Any notice given hereunder shall be deemed given at the time of receipt thereof by the person to whom such notice is given.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth below.

EXECUTIVE /S/ Frank C. Condella, Jr. Frank C. Condella, Jr. Date: May 4, 2010	COLUMBIA LABORATORIES, INC. By: /S/ Stephen G. Kasnet Stephen G. Kasnet Chairman Date: May 4, 2010

Exhibit A

AMENDED AND RESTATED EMPLOYEE PROPRIETARY

INFORMATION AGREEMENT

This Amended and Restated Employee Proprietary Information Agreement (the “Agreement”) is made as of May 4, 2010, between Frank C. Condella, Jr. (referred to below as “I”, “My”, “Myself”, or “Me”) and Columbia Laboratories, Inc., having an office at 354 Eisenhower Parkway, Livingston, NJ 07039 (referred to below together with its subsidiaries and affiliates as the “Company”).  This Agreement amends and restates the agreement made as of December 11, 2009 between the parties hereto.

RECITALS

A.           The Company is engaged in a continuous program of research, development, production, distribution, and marketing with respect to its present and future business; and

B.           I understand that My employment with the Company creates a relationship of confidence and trust between the Company and Me with respect to any information:  (a) applicable to the business of the Company, or (b) applicable to the business of any client or customer of the Company, that may be made known to Me by the Company, any client or customer of the Company, or learned by Me during the period of My employment.  I understand that this information constitutes a very valuable asset of the Company.

NOW, THEREFORE, in consideration of My employment by the Company and the salary and other employee benefits I will receive from the Company for My service, I hereby agree as follows:

1.           Proprietary Information.  The Company possesses and will come to possess information that has been created, discovered or developed, or has otherwise become known to the Company (including without limitation, information created, discovered, developed or made known by or to Me arising out of My employment by the Company), and/or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged.  All of the aforementioned information is hereinafter called “Proprietary Information.”  Any information disclosed to Me by the Company, or to which I have access (whether I or others originated it) during the time I am employed by the Company and solely by virtue of my employment with the Company, that the Company or I reasonably consider Proprietary Information or that the Company treats as Proprietary Information, will be presumed to be Proprietary Information.

By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, formulae, data and know-how, improvements, inventions, techniques, marketing plans, strategies, forecasts, customer lists, and finance and business systems, except that Proprietary Information does not include any inventions or patents that I created, discovered, owned or developed either (a) prior to my employment with the Company or after my Company employment ends, or (b) independently from my employment with the Company, regardless of when I create, discover, own or develop the invention or patent.

(a)           Company as Sole Owner.  I agree and acknowledge that all Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents and trade secrets and any other rights in connection therewith.

(b)           Assignment of Rights; Obligation of Confidentiality.  I hereby assign to the Company any rights I may have or acquire in all Proprietary Information.  At all times during My employment by the Company and at all times after termination of such employment, I will keep in confidence and trust all Proprietary Information and, except as I may be authorized to make disclosure in the ordinary course of performing My duties as an employee of the Company, I will not disclose, sell, use, lecture upon or publish any Proprietary Information or anything relating to it without the prior written consent of the Company.

2.           No Competition.  I agree that during the period of My employment by the Company I will not, without the Company’s prior written consent, engage in any employment or other activity for any person, company or entity engaged in any business that is competitive with the Company’s business other than such services I might perform; provided that My service as a director of SkyePharma PLC, as a director of Fulcrum Pharma plc and as a director on any other board approved by the Board shall not be deemed to violate this Section 2.

3.           Other Proprietary Rights.  All documents, data, records, apparatus, equipment, chemicals, molecules, organisms, and other physical property, whether or not pertaining to Proprietary Information, furnished to Me by the Company or produced by Me or others in connection with My employment shall be and remain the sole property of the Company and shall be returned promptly to the Company as and when requested by the Company.  Should the Company not so request, I shall return and deliver all such property upon termination of My employment by Me or the Company for any reason and I will not take with Me any such property or any reproduction of such property upon such termination.

4.           No Breach of Confidentiality.  I represent that My performance of all terms of this Agreement and that My employment by the Company does not and will not breach any obligation of confidentiality that I have to others, which existed prior to My employment by the Company.  I have not brought or used, and will not bring with Me to the Company or use any equipment, supplies, facility or trade secret information of any former employer or any other person, which information is not generally available to the public, unless I have obtained written authorization for their possession and use, and promptly provided such written authorization to the Company.  I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement.

5.           Injunctive Relief.  I acknowledge and agree that the Company’s remedy at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, in the event of any such breach or threatened breach, I agree that, in addition to its remedy at law, the Company shall be entitled to equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy that may then be available.  Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach.

6.           Not Debarred.  I warrant and represent that I have never been, and am not currently an individual who has been, debarred by the United States Food and Drug Administration (“FDA”) pursuant to 21 U.S.C. §336a (a) or (b) (“Debarred Individual”) from providing services in any capacity to a person that has an approved or pending drug product application.  I further warrant and represent that I have no knowledge of any FDA investigations of, or debarment proceedings against, Me or any person or entity with which I am, or have been, associated, and I will immediately notify the Company if I become aware of any such investigations or proceedings during the term of My employment with the Company.

7.           Miscellaneous Provisions.

(a)           Employment.  Nothing in this Agreement shall alter My at will employee status or be construed to create a specific term of employment or a promise of continued employment.  Either I or the Company may terminate the employment relationship for any reason at any time, with or without notice.

(b)           Enforceability.  If one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively broad as to scope, activity, subject or otherwise, so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with then applicable law.  If any provision of this Agreement shall be declared invalid, illegal or unenforceable, such provision shall be severed and all remaining provisions shall continue in full force and effect.

(c)           Assignment.  This Agreement is not assignable by Me without the written consent of the Company, which consent may be withheld for any reason or no reason.  In light of the very personal and critical nature of this Agreement, I recognize that it is unlikely such consent would ever be granted.

(d)           Entire Agreement.  This Agreement contains the entire agreement between Me and the Company with respect to the subject matter of this Agreement and supersedes all prior or contemporaneous oral or written agreements, statements, representations, or understandings between Me and the Company, or any employee of the Company.  This Agreement may be amended only by a written instrument signed by Me and the Company.

(e)           Effective Date.  This Agreement was originally effective as of the first day of My employment by the Company.  This Agreement as amended becomes effective on the date set forth in the first paragraph hereof as affirmed or reaffirmed by my signature below.

(f)           Binding Effect.  This Agreement shall be binding upon Me, My heirs, executors, assigns and administrators and shall inure to the benefit of the Company, its successors and assigns.

(g)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to its rules on conflicts of law.

COLUMBIA LABORATORIES, INC.                                                                                     EMPLOYEE

By:_/S/ Stephen G. Kasnet____________                                                                          _/S/_ Frank C. Condella, Jr.____

Name:  Stephen G. Kasnet                                                                                                      Frank C. Condella, Jr.

Title:    Chairman